                                                                   EXHIBIT 10.33

                             [EXPRESS SCRIPTS LOGO]

                                 October 2, 2003

Barbara Hill
XXXXXXXXX
XXXXXXXXX

         This letter will set forth certain agreements regarding the terms of your separation from Express Scripts.

         1.       In consideration of your reaffirmation of your undertakings in
Article V of the Executive Employment Agreement between you and Express Scripts dated as of April 15, 2002 (the "Employment Agreement"), as amended by section 2 of this letter, and in consideration of your continuing compliance with such undertakings, Express Scripts will pay to you, in addition to the amounts otherwise due to you under the Employment Agreement upon a termination of employment by the Company without Cause, the sum of $1,634,000 payable to you in a lump sum in cash, net of any required income and employment tax withholding, as soon as practicable following your acceptance of this letter. Such payments shall be and remain subject to the terms of Section 4.2(c) of the Employment Agreement.

         2. The "Noncompete Period" under the Employment Agreement shall be twenty-four (24) months from the date of termination of employment.

         3. We hereby confirm that with respect to the items listed below, you are vested as follows:

                  a)       Deferred Bonus - $540,941.98

                  b)       Restricted Stock - 9,744 shares

                  c)       Stock Options - 40,000 options

         4. You agree to tender your resignation from the Board of Directors of Express Scripts, Inc., effective immediately, with your acceptance of this letter.

         5. We have agreed on the text of a press announcement to be issued no later than October 2, 2003, and on a statement of reference that the Company will give in

Barbara Hill
October 2, 2003
Page Two

response to inquiries from potential future employers. Copies of such documents are attached.

         6. The effective date of termination of your employment is October 2, 2003.

         7. Except as otherwise expressly provided in this letter, the terms of the Employment Agreement relating to termination of your employment shall remain in full force and effect.

         We wish you the best of luck in your future endeavors and thank you for your service and dedication to Express Scripts.

                                                  Sincerely,

                                                  /s/ Barrett A. Toan

                                                  Barrett A. Toan

Accepted:

  /s/ Barbara Hill
----------------------
Barbara Hill